EXHIBIT 5

                                 FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                        POST OFFICE BOX 240                    SACRAMENTO
DENVER                   JACKSONVILLE, FLORIDA 32201-0240              SAN DIEGO
JACKSONVILLE                 THE GREENLEAF BUILDING                SAN FRANCISCO
LOS ANGELES                    200 LAURA STREET                      TALLAHASSEE
MADISON                  JACKSONVILLE, FLORIDA 32202-3510                  TAMPA
MILWAUKEE                   TELEPHONE (904) 359-2000            WASHINGTON, D.C.
ORLANDO                     FACSIMILE (904) 359-8700             WEST PALM BEACH





                                February 17, 2000


Inforte Corp.
150 N. Michigan Avenue, Suite 3400
Chicago, Illinois 60601

Ladies and Gentlemen:

         We have acted as counsel for Inforte Corp., a Delaware corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 4,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the Inforte Corp. Amended and Restated 1997 Incentive Compensation Plan (the "Plan").

         In this regard, we have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Certificate of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion. Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation in good standing under the laws of the State of Delaware.

2. The shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Yours truly,

                                       FOLEY & LARDNER

                                       /s/ Foley & Lardner